AMENDED AND RESTATED BYLAWS

                                       OF

                                E-PAWN.COM, INC.
                               (THE "CORPORATION")

         The Board of Directors of E-Pawn.com, Inc., unanimously adopts the following By laws, which amend and supercede all previous Bylaws of the Corporation.

                                    ARTICLE I

                                     OFFICES

         SECTION I.1. OFFICES. The principal business office of the Corporation shall be determined by the Board of Directors. The Corporation may have such other business offices within or without the State of Nevada as the Board of Directors may from time to time establish.

                                   ARTICLE II

                                  CAPITAL STOCK

         SECTION II.1. CERTIFICATE REPRESENTING SHARES. Shares of the capital stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the Articles of Incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary of the Corporation and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile or such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Corporation itself or an employee thereof, the signature of any or all of the foregoing officers of the Corporation may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which the signature, or facsimile thereof, was so set upon such certificate the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance and issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation.

         SECTION II.2. STOCK CERTIFICATE BOOK AND SHAREHOLDERS OF RECORD. The secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held

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by each, the number of certificates  representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

         SECTION II.3. SHAREHOLDER'S CHANGE OF NAME OR ADDRESS. Each shareholder shall promptly notify the secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the office list of shareholders of record of the Corporation. The secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of shareholders of record.

         SECTION II.4. TRANSFER OF STOCK. The shares represented by any certificate of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by the duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

         SECTION II.5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

         SECTION II.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or the legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board may direct, in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                                   ARTICLE III

                                THE SHAREHOLDERS

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



         SECTION III.1. ANNUAL MEETING. Commencing in the calendar year 2001, the annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation at 10:00 a.m. local time, on the first Thursday of September of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or at such other place and time as may be designated by the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

         SECTION III.2. SPECIAL MEETINGS. Except as otherwise provided by law or by the Articles of Incorporation, special meetings of the shareholders may be called by the chairman of the Board of Directors, the president, any one of the directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

         SECTION III.3. NOTICE OF MEETINGS-WAIVER. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address of the shareholder as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by said shareholder of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.


         SECTION III.4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period in no case to exceed 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than 50 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividend, the date of which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders

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

entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         SECTION III.5. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to lawful inspection by any shareholders during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

         SECTION III.6. QUORUM AND OFFICERS. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, the holder of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or by the Articles of Incorporation. The chairman of the board shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of either, the duties shall be performed by any other officer authorized by these Bylaws or any person appointed by resolution duly adopted at the meeting.

         SECTION III.7. VOTING AT MEETINGS. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the Articles of Incorporation or the laws of the State of Nevada provide otherwise.

         SECTION III.8. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by a duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

         SECTION III.9. BALLOTING. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.


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



         SECTION III.10. RECORD OF SHAREHOLDERS. The Corporation shall keep at its principal business office, or the office of its transfer agent or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         SECTION III.11. ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and such consent shall have the same force and effect as a vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         SECTION IV.1. NUMBER, QUALIFICATIONS AND TERM. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors; and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation. The Board of Directors shall, by resolution of the Board of Directors, consist of at least one but not more than nine members. Such number may be increased or decreased by amendment of these Bylaws, provided that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Nevada or shareholders of the Corporation absent provision to the contrary in the Articles of Incorporation or laws of the State of Nevada. Except as otherwise provided in Section 4.3 of these Bylaws, each position of the Board of Directors shall be filled by election at the annual meeting of shareholders. Any such election shall be conducted in accordance with Section 3.7 of these Bylaws. Each person elected a director shall hold office, unless removed in accordance with Section 4.2 of these Bylaws, until the next annual meeting of the shareholders and until his or her successor shall have been duly elected and qualified.

         SECTION IV.2. REMOVAL. Except as provided in the following sentence of this Section 4.2, any director or the entire Board of Directors may be removed from office, with or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.



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



         SECTION IV.3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining directors even if such remaining directors comprise less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose.

         SECTION IV.4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of any kind of such regular meetings need to be given to either old or new members of the Board of Directors.

         SECTION IV.5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at any time by call of the chairman of the board, the president, the secretary or any of the directors. The secretary shall give notice of each special meeting to each director at the usual business or residence address by mail at least three days before the meeting or in person, by telegraph, telephone, email, or telefax, or other communication method that shall be available to the director, at least one day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Telephone notice is confirmed by delivery to an answering machine, voice mail or other telephone number identified by the Director as a number to which communications may be directed. Except as otherwise provided by law, by the articles of incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION IV.6. QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the articles of incorporation or by these Bylaws.

         SECTION IV.7. PROCEDURE AT MEETINGS. The Board of Directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the Board of Directors. The chairman of the Board of Directors shall preside at meetings of the board. In his or her absence at any meeting, any officer authorized by these Bylaws or any member of the board selected by the members present shall preside. The secretary of the Corporation shall act as secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the board may from time to time determine.

         SECTION IV.8. PRESUMPTION OF ASSENT. Any director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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

         SECTION IV.9. ACTION WITHOUT A MEETING. Any action required by statute to be taken at a meeting of the directors of the Corporation, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, by telephone, em-mail, or other confirmed communication, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof sent by any means of communication, shall be placed in the minute book of the Corporation.

         SECTION IV.10. COMPENSATION. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section
4.11; but nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

         SECTION IV.11. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an executive committee, which committee shall consist of two or more of the directors of the Corporation. Such executive committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Any member of the executive committee may be removed by the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation. Members of the executive committee shall receive such compensation as may be approved by the Board of Directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on the executive committee.

         SECTION IV.12. OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may appoint one or more committees of two or more directors each. Such committees may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited b law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or the director by law. Any member of a committee may be removed at any time by the Board of Directors.

                                    ARTICLE V

                       OFFICERS' AND DIRECTORS' SERVICES,
              CONFLICTING INTERESTS, INDEMNIFICATION AND INSURANCE

         SECTION V.1. SERVICES. No director and, unless otherwise determined by the Board of Directors, no officer of the Corporation, shall be required to devote his or her time or any particular portion of his or her time or render services or any particular services exclusively to the Corporation. Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall be entirely free to engage, participate and invest in any and all businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability to the Corporation or to its shareholders.

         Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar of dissimilar to the business, purposes, enterprises and activities, or any of them, of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability of any character or description to the Corporation or to its shareholders.

         SECTION V.2. DIRECTORS' AND OFFICERS' INTERESTS IN CONTRACTS. No contract or other transaction between the Corporation and one or more of its directors of officers, or between the Corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the Corporation and any corporation or association or other entity in which one or more of the corporation's directors or officers are shareholders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office as a director or officer of the Corporation or such interest in or in connection with such other firm, partnership, corporation, association or other entity, notwithstanding the presence of such director or officer at the meeting of the Board of Directors of the Corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or her participation in such action, if such contract or other transaction is fair, just and beneficial to the Corporation, and if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the directors present, such interested director to be counted neither in determining whether a quorum is present, nor in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or other transaction; nor shall any director or officer by responsible to, or liable to account to, the Corporation for any profits realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his or her being or having been a director or officer, or both, of the

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Corporation.  Nothing herein contained shall create  responsibility or liability in or in connection with any such event or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

         SECTION V.3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Neither a director nor a member of any committee shall be liable if, in the exercise of ordinary care, he or she relied and acted in good faith upon written financial statements of the Corporation represented to be correct by the President or by the officer of the Corporation having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation, nor shall he or she be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, he or she considered the assets of the Corporation to be of their book value.

         SECTION V.4. NON-LIABILITY OF DIRECTORS AND OFFICERS IN CERTAIN CASES. No director, officer or member of a committee shall be liable for his or her acts as such if he or she is excused from liability under any present or future provision of the Nevada Revised Statutes. The Corporation shall indemnify its officers and directors to the fullest extent permitted by law under the Nevada Revised Statutes 78.751 and as provided herein.

         SECTION V.5. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

                  A.       As used in this section:

                           (1)   "Corporation"  includes any domestic or foreign
predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 5.

                           (2)   "Director"  means  any  person  who is or was a
director of the Corporation any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                           (3)   "Expenses" include court costs  and  attorneys'
                                  fees.

                           (4)   "Official Capacity" means:

                                    (a)    when used with respect to a Director,
the office of director in the Corporation, and

                                    (b)     when  used with  respect to a person
other than a Director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                           (5)      "Proceeding" means any threatened,  pending,
or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                  B. The Corporation may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he or she is or was a Director only if it is determined in accordance with paragraph (F) of this Section 5 that the person:

                           (1)      conducted himself or herself in good faith;

                           (2)      reasonably believed:

                                    (a)     in the case of conduct in his or her
Official Capacity as a Director of the Corporation , that his or her conduct was in the Corporation's best interests, and

                                    (b)     in all other cases,  that his or her
conduct was at least not opposed to the  Corporation's best interests; and

                           (3)      in the case of any criminal Proceeding,  had
no reasonable cause to believe his or her conduct was unlawful.

                  C. A Director shall not be indemnified under subsection 5(B) for obligations resulting from a Proceeding:

                           (1)      in which  the  person is found liable on the
basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's Official Capacity; or

                           (2)      in which the person is found liable  to  the
Corporation.

                  D. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in subsection 5(B).

                  E. A person may be indemnified under Section 5(B) against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the Proceeding was brought by or in the behalf of the

Corporation, indemnification shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding.

                  F. No indemnification under subsection 5(B) shall be made by the Corporation unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in subsection 5(B). Such determination shall be made:

                           (1)      by  the  Board  of  Directors  by a majority
vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding;

                           (2)      if such a quorum cannot  be  obtained,  then
by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors ( in which vote directors who are named defendants or respondents may participate), which committee shall consist solely of two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

                           (3)      by  special  legal counsel,  selected by the
Board of Directors or a committee thereof by vote as set forth in clauses (1) or
(2) of this subsection 5(F), or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and such a committee cannot be established, by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate); or

                           (4)      by the  shareholders in a vote that excludes
the shares held by directors who are named defendants or respondents in the Proceeding.

                  G. Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in subsection 5(F) for the selection of such counsel.

                  H. A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which he or she is a party because he or she is a Director shall be indemnified by the Corporation against reasonable Expenses incurred by the Director in connection with the Proceeding.

                  I. If a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct set forth in subsection 5(B) or has been adjudged liable in the circumstances described in subsection 5(C), the court may order such indemnification as the court determines is proper and equitable. The court shall limit indemnification to reasonable Expenses if the Proceeding is brought by or in behalf of the Corporation or if the Director is found liable on the basis of circumstances described in subsection 5.5(C)(1); whether or not the benefit resulted from an action taken in the person's Official Capacity.

                  J. Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding after:

                           (1)      receipt   by  the  Corporation  of a written
affirmation by the Director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section 5, and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it shall ultimately be determined that he or she has not met such standard of conduct; and

                           (2)      a  determination  that  the facts then known
to those  making the determination would not preclude indemnification under this
Section 5.

                  K. The written undertaking required by subsection (J) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under subsection (J) shall be made in the manner specified in subsection (F).

                  L. The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in their Official Capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Corporation to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by subsection (Q)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

                  M.  Nothing   contained  in  this  Section   shall  limit  the
Corporation's power to pay or reimburse Expenses incurred by a Director in connection with the appearance as a witness in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

                  N. Unless limited by the Articles of Incorporation of the Corporation,

                           (1)      an   officer  of the  Corporation  shall  be
indemnified as and to the same extent provided in subsections (H) and (I) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

                           (2)      the    Corporation    may   indemnify    and
advance Expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 5.

                  O. The Corporation may indemnify and advance Expenses to nominees and designees who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Directors under this Section 5.

                  P. The Corporation, in addition, may indemnify and advance Expenses to an officer, employee or agent or person who is identified by subsection 5(O) as a nominee or designee and who is not a Director to such further extent, consistent with law, as may be provided by the Articles of Incorporation of the Corporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

                  Q. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against or incurred by him or her in any such capacity or arising out of the status as such a person, whether or not the Corporation would have the power to indemnify such party against such liability under the provisions of the Nevada Revised Statutes or this Section 5.

                  R. Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next meeting pursuant to the Nevada Revised Statutes, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

                  S. For purposes of this Section 5, the Corporation shall be deemed to have requested a Director to serve an employee benefit plan whenever the performance of the duties for the Corporation also imposes duties on, or otherwise involves services by, the Director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines." Action taken or omitted by the Director with respect to an employee benefit plan in the performance of the duties for a purpose reasonably believed by the Director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                                   ARTICLE VI

                                    OFFICERS

         SECTION VI.1. NUMBER. The officers of the Corporation shall consist of a president and a secretary, and may also include one or more vice presidents, a treasurer and such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except those of president and secretary.

         SECTION VI.2. ELECTION; TERM; QUALIFICATION. Officers shall be chosen by the Board of Directors following the annual shareholders' meeting. Each officer shall hold office until a successor has been chosen and qualified, or until his or her death, resignation, or removal.

         SECTION VI.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

         SECTION VI.4. VACANCIES. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

         SECTION VI.5. DUTIES. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

         SECTION VI.6. THE PRESIDENT. The president shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject however, to the control of the Board of Directors. The president shall preside at each annual meeting, and, from time to time, report to the shareholders and to the Board of Directors all matter within his or her knowledge which, in his or her opinion, the interest of the Corporation may require to be brought to the notice of such persons. The president may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Corporation. The president shall sign and execute in the name of the Corporation, without requirement of attestation by the secretary, (i) all contracts or other instruments authorized by the Board of Directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the board or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to the president by the Board of Directors or as are prescribed by these Bylaws.

         SECTION VI.7. THE VICE PRESIDENT. At the request of the president, or in the absence or disability of the president, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Corporation.

         SECTION VI.8. SECRETARY. The secretary shall keep the minutes of all minutes of the shareholders, of the Board of Directors, and of the executive committee, if any, of the Board of Directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and storage ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the Board of Directors or the president from time to time may assign to or confer on the secretary.

         SECTION VI.9. TREASURER. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. The treasurer shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

         SECTION VI.10. EXECUTIVE TITLES AND ASSISTANT OFFICERS. The Board of Directors may designate titles or positions for any executive officer, such as Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Information Officer (CIO). Any assistant secretary or assistant treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

         SECTION VI.11. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

         SECTION VI.12. BONDS OF OFFICERS. The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

         SECTION VI.13. DELEGATION. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his or her absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his or her powers and duties to any agent or employee, subject to the general supervision of such officer.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION VII.1. DIVIDENDS. Dividends on the outstanding shares of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporations own shares, but only out of the unreserved and restricted earned surplus of the Corporation, except as otherwise allowed by law.

         Subject to limitations upon the authority of the Board of Directors imposed by law or by the articles of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

         SECTION VII.2. CONTRACTS. The president shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

         SECTION VII.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

         SECTION VII.4. DEPOSITORIES. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special account, and may make such special rules and regulations with respect thereto as it may deem expedient.

         SECTION VII.5. ENDORSEMENT OF STOCK CERTIFICATES. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation's own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

         SECTION VII.6. CORPORATE SEAL. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

         SECTION VII.7. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         SECTION VII.8. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         SECTION VII.9.    LEGENDS.   There shall  be  typed  across the face of
each stock certificate issued by the Corporation to any shareholder or presently owned by any shareholder a legend similar to the following:

         NOTICE: THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER. REFER TO THE BACK OF THIS CERTIFICATE AND TO THE SHAREHOLDERS AGREEMENT.


There shall be typed across the back of each such Stock Certificate the following, if no registration is in effect:

         THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER ANY U.S. OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT APPROPRIATE REGISTRATION OR AN EXEMPTION FROM REGISTRATION.

         SECTION VII.10. MEETINGS BY TELEPHONE. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Nevada for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION VIII.1. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by a majority or the Board of Directors at any duly held meeting of directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

                            CERTIFICATE OF SECRETARY

         The undersigned, being the secretary of E-Pawn.com, Inc., hereby certifies that the foregoing Bylaws were duly adopted by the initial directors of said corporation effective on _______________, 2000.

         IN WITNESS WHEREOF, I have signed this certification on this _____ day of _______________, 2000.




                                                          ----------------------
                                                                       Secretary